Exhibit 99.1

Travel + Leisure Co. Reports Second Quarter 2025 Results

ORLANDO, Fla. (July 23, 2025) — Travel + Leisure Co. (NYSE:TNL), a leading leisure travel company, today reported second quarter 2025 financial results for the three months ended June 30, 2025. Highlights and outlook include:

•Net income of $108 million, $1.62 diluted earnings per share, on net revenue of $1.02 billion

•Adjusted EBITDA of $250 million and Adjusted diluted earnings per share of $1.65 (1)

•Vacation Ownership revenue of $853 million, a 6 percent increase year-over-year

•Volume per guest (VPG) of $3,251, a 7 percent increase year-over-year, on a 3 percent increase in tours

•Expects third quarter Adjusted EBITDA of $250 million to $260 million and reaffirms full-year Adjusted EBITDA guidance of $955 million to $985 million

•Returned $107 million to shareholders through $37 million of dividends and $70 million of share repurchases

“Thanks to the exceptional work of the entire Travel + Leisure Co. team, we delivered another strong quarter. We saw healthy year-over-year growth in VOI sales, with gains in both tour flow and volume per guest. Our VPG performance remains strong as we ended the quarter above the high end of our guidance range,” said Michael D. Brown, President and CEO of Travel + Leisure Co.

“Our multi-brand strategy continued to gain momentum in the first half of the year. We announced three exciting new projects: a Margaritaville Vacation Club resort in Orlando, a new Sports Illustrated Resorts location in Nashville, and the launch of our new Asia based Accor Vacation Club in Indonesia. These developments underscore the strength of our brand partnerships and our ability to grow and diversify our vacation ownership portfolio.”

(1) This press release includes Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, Gross VOI sales and Adjusted net income, which are measures that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See "Presentation of Financial Information" and the tables for the definitions and reconciliations of these non-GAAP measures. Forward-looking non-GAAP measures are presented in this press release only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation is available without unreasonable effort.

Business Segment Results

Vacation Ownership

$ in millions	Q2 2025	Q2 2024	% change
Revenue	$853	$807	6%
Adjusted EBITDA	$218	$206	6%

Vacation Ownership revenue increased 6% to $853 million in the second quarter of 2025 compared to the same period in the prior year. Net vacation ownership interest (VOI) sales increased 7% year over year despite a higher provision rate. Gross VOI sales increased 8% driven by a 7% increase in VPG and a 3% increase in tours.

Second quarter adjusted EBITDA was $218 million compared to $206 million in the prior year period driven by the revenue growth.

Travel and Membership

$ in millions	Q2 2025	Q2 2024	% change
Revenue	$166	$177	(6)%
Adjusted EBITDA	$55	$62	(11)%

Travel and Membership revenue decreased 6% to $166 million in the second quarter of 2025 compared to the same period in the prior year. This was driven by a 7% decrease in transaction revenue due to lower exchange transactions. Transactions were impacted by an increasing mix of exchange members with a club affiliation who have a lower transaction propensity.

Second quarter Adjusted EBITDA decreased 11% to $55 million compared to the same prior year period. This decrease was driven by a higher mix of travel club transactions, which generate lower margins, partially offset by cost savings resulting from the strategic restructuring at the end of 2024.

Balance Sheet and Liquidity

Net Debt — On June 25, 2025, the Company refinanced its $1.0 billion revolving credit facility extending maturity from October 2026 to June 2030, and among other things, reducing pricing spreads on borrowings and letters of credit at all pricing levels by 25 basis points. As of June 30, 2025, the Company's leverage ratio for covenant purposes was 3.4x. The Company had $3.6 billion of corporate debt outstanding as of June 30, 2025, which excluded $2.0 billion of non-recourse debt related to its securitized notes receivables portfolio.

Timeshare Receivables Financing — During the second quarter of 2025, the Company renewed its $600 million USD timeshare receivables conduit facility, extending the end of the commitment period from September 2025 to August 2027 and making certain other amendments, including to the advance rate.

Subsequent to the end of the quarter, the Company closed on a $300 million term securitization transaction with a weighted average coupon of 5.10% and a 98% advance rate.

Cash Flow — For the six months ended June 30, 2025, net cash provided by operating activities was $353 million compared to $221 million in the prior year period. Adjusted free cash flow was $123 million for the six months ended June 30, 2025 compared to $112 million in the same period of 2024 due to a decrease in cash utilization for working capital items, partially offset by higher net payments on non-recourse debt.

Share Repurchases — During the second quarter of 2025, the Company repurchased 1.5 million shares of common stock for $70 million at a weighted average price of $46.75 per share. As of June 30, 2025, the Company had $303 million remaining in its share repurchase authorization.

Dividend — The Company paid $37 million ($0.56 per share) in cash dividends on June 30, 2025 to shareholders of record as of June 13, 2025. Management will recommend a third quarter dividend of $0.56 per share for approval by the Company’s Board of Directors in August 2025.

Outlook

The Company is providing guidance for the third quarter 2025:
•Adjusted EBITDA of $250 million to $260 million
•Gross VOI sales of $650 million to $680 million
•VPG of $3,200 to $3,250
The Company is providing guidance for the 2025 full year:

•Adjusted EBITDA of $955 million to $985 million
•Gross VOI sales of $2.4 billion to $2.5 billion
•VPG of $3,200 to $3,250 (vs. prior outlook of $3,050 to $3,150)
This guidance is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Where one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

Conference Call Information
Travel + Leisure Co. will hold a conference call with investors to discuss the Company’s results and outlook today at 8:00 a.m. ET. Participants may listen to a simultaneous webcast of the conference call, which may be accessed through the Company's website at travelandleisureco.com/investors, or by dialing 877-733-4794 ten minutes before the scheduled start time. For those unable to listen to the live broadcast, an archive of the webcast will be available on the Company's website for 90 days beginning at 12:00 p.m. ET today.

Presentation of Financial Information
Financial information discussed in this press release includes non-GAAP measures such as Adjusted EBITDA, Adjusted diluted EPS, Adjusted free cash flow, gross VOI sales and Adjusted net income, which include or exclude certain items, as well as non-GAAP guidance. The Company utilizes non-GAAP measures, defined in Table 7, on a regular basis to assess performance of its reportable segments and allocate resources. These non-GAAP measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons and are helpful to investors when considered with GAAP measures as an additional tool for further understanding and assessing the Company’s ongoing operating performance by adjusting for items which in our view do not necessarily reflect ongoing performance. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company’s non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring. Full reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures for the reported periods appear in the financial tables section of the press release.

The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company’s website in the Investor Relations section at travelandleisureco.com/investors. Accordingly, investors should monitor that Investor Relations section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.

About Travel + Leisure Co.
Travel + Leisure Co. (NYSE:TNL) is a leading leisure travel company, providing more than six million vacations to travelers around the world every year. The company operates a portfolio of vacation ownership, travel club, and lifestyle travel brands designed to meet the needs of the modern leisure traveler, whether they’re traversing the globe or staying a little closer to home. With hospitality and responsible tourism at its heart, the company’s nearly 19,000 dedicated associates around the globe help the company achieve its mission to put the world on vacation. Learn more at travelandleisureco.com.

Forward-Looking Statements
This press release includes “forward-looking statements” as that term is defined by the Securities and Exchange Commission (“SEC”). Forward-looking statements are any statements other than statements of historical fact, including statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” "intends," “estimates,” “predicts,” “potential,” "projects," “continue,” “future,” "outlook," "guidance," "commitments," or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results of Travel + Leisure Co. and its subsidiaries (“Travel + Leisure Co.” or “we”) to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, risks associated with: the acquisition of the Travel + Leisure brand and the future prospects and plans for Travel + Leisure Co., including our ability to execute our strategies to grow our cornerstone timeshare and exchange businesses and expand into the broader leisure travel industry through our travel clubs; our ability to compete in the highly competitive timeshare and leisure travel industries; uncertainties related to acquisitions, dispositions and other strategic transactions; the health of the travel industry and declines or disruptions caused by adverse economic conditions (including inflation, recent tariff and other trade restrictions, higher interest rates, and recessionary pressures), travel restrictions, terrorism or acts of gun violence, political strife, war (including hostilities in Ukraine and the Middle East), pandemics, and severe weather events and other natural disasters; adverse changes in consumer travel and vacation patterns, consumer preferences and demand for our products; increased or unanticipated operating costs and other inherent business risks; our ability to comply with financial and restrictive covenants under our indebtedness; our ability to access capital and insurance markets on reasonable terms, at a reasonable cost or at all; maintaining the integrity of internal or customer data and protecting our systems from cyber-attacks; the timing and amount of future dividends and share repurchases, if any; and those other factors disclosed as risks under “Risk Factors” in documents we have filed with the SEC, including in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 19, 2025. We caution readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, we undertake no obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.

Contacts

Investors:
Investor Relations
IR@travelandleisure.com

Media:
Public Relations
Media@travelandleisure.com

Table 1

Travel + Leisure Co.
Condensed Consolidated Statements of Income (Unaudited)
(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net Revenues
Net VOI sales	$474	$441	$858	$810
Service and membership fees	407	413	823	832
Consumer financing	112	111	224	221
Other	25	20	46	37
Net revenues	1,018	985	1,951	1,900

Expenses
Operating	457	442	902	880
Marketing	152	144	276	265
General and administrative	116	128	236	239
Consumer financing interest	34	33	68	66
Depreciation and amortization	31	28	61	56
Cost of vacation ownership interests	21	21	45	55
Asset impairments, net	1	—	1	—
Total expenses	812	796	1,589	1,561
Operating income	206	189	362	339
Interest expense	57	63	115	127
Other (income), net	(1)	(4)	(2)	(5)
Interest (income)	(2)	(3)	(4)	(8)
Income before income taxes	152	133	253	225
Provision for income taxes	44	36	72	62
Net income from continuing operations	108	97	181	163
Gain on disposal of discontinued business, net of income taxes	—	32	—	32
Net income attributable to Travel + Leisure Co. shareholders	$108	$129	$181	$195

Basic earnings per share
Continuing operations	$1.63	$1.36	$2.71	$2.29
Discontinued operations	—	0.46	—	0.45
	$1.63	$1.82	$2.71	$2.74

Diluted earnings per share
Continuing operations	$1.62	$1.36	$2.68	$2.28
Discontinued operations	—	0.45	—	0.45
	$1.62	$1.81	$2.68	$2.73

Weighted average shares outstanding
Basic	66.1	70.8	66.6	71.2
Diluted	66.5	71.0	67.3	71.5

Table 2
Travel + Leisure Co.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions, except share data)

	June 30, 2025	December 31, 2024
Assets
Cash and cash equivalents	$212	$167
Restricted cash	175	162
Trade receivables, net	175	155
Vacation ownership contract receivables, net	2,568	2,619
Inventory	1,252	1,227
Prepaid expenses	244	214
Property and equipment, net	592	591
Goodwill	972	966
Other intangibles, net	208	209
Other assets	411	425
Total assets	$6,809	$6,735
Liabilities and (deficit)
Accounts payable	$69	$67
Accrued expenses and other liabilities	778	778
Deferred income	483	457
Non-recourse vacation ownership debt	1,959	2,123
Debt	3,628	3,468
Deferred income taxes	745	722
Total liabilities	7,662	7,615
Stockholders' (deficit):
Preferred stock, $0.01 par value, authorized 6,000,000 shares, none issued and outstanding	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized, 225,320,707 issued as of 2025 and 224,599,556 as of 2024	3	2
Treasury stock, at cost – 160,313,284 shares as of 2025 and 157,476,502 shares as of 2024	(7,574)	(7,433)
Additional paid-in capital	4,348	4,328
Retained earnings	2,437	2,334
Accumulated other comprehensive loss	(66)	(112)
Total stockholders’ (deficit)	(852)	(881)
Noncontrolling interest	(1)	1
Total (deficit)	(853)	(880)
Total liabilities and (deficit)	$6,809	$6,735

Table 3
Travel + Leisure Co.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Six Months Ended
	June 30,
	2025	2024
Operating activities
Net income	$181	$195
Gain on disposal of discontinued business, net of income taxes	—	(32)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	219	191
Depreciation and amortization	61	56
Stock-based compensation	26	20
Deferred income taxes	23	24
Non-cash interest	12	12
Non-cash lease expense	7	6
Asset impairments	1	—
Other, net	(2)	(1)
Net change in assets and liabilities, excluding the impact of acquisitions and dispositions:
Trade receivables	(14)	13
Vacation ownership contract receivables	(161)	(235)
Inventory	(16)	(2)
Prepaid expenses	(27)	(24)
Other assets	18	4
Accounts payable, accrued expenses, and other liabilities	5	(14)
Deferred income	20	8
Net cash provided by operating activities	353	221

Investing activities
Property and equipment additions	(58)	(38)
Proceeds from the sale of investments	15	—
Purchase of investments	(4)	—
Acquisitions, net of cash acquired	(1)	(44)
Proceeds from sale of assets	—	1
Net cash used in investing activities	(48)	(81)

Financing activities
Proceeds from non-recourse vacation ownership debt	644	657
Principal payments on non-recourse vacation ownership debt	(816)	(728)
Proceeds from debt	1,253	949
Principal payments on debt	(1,095)	(650)
Repayment of notes and term loans	(4)	(304)
Repurchase of common stock	(140)	(94)
Dividends paid to shareholders	(78)	(73)
Net share settlement of incentive equity awards	(13)	(9)
Debt issuance/modification costs	(12)	(7)
Payment of deferred acquisition consideration	—	(9)
Proceeds from issuance of common stock	7	7
Other, net	(1)	—
Net cash used in financing activities	(255)	(261)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	8	(5)
Net change in cash, cash equivalents and restricted cash	58	(126)
Cash, cash equivalents and restricted cash, beginning of period	329	458
Cash, cash equivalents and restricted cash, end of period	387	332
Less: Restricted cash	175	166
Cash and cash equivalents	$212	$166

Table 4

Travel + Leisure Co.
Summary Data Sheet
(in millions, except per share amounts, unless otherwise indicated)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Consolidated Results

Net income attributable to TNL shareholders	$108	$129	(16)%	$181	$195	(7)%
Diluted earnings per share	$1.62	$1.81	(10)%	$2.68	$2.73	(2)%
Net income from continuing operations	$108	$97	11%	$181	$163	11%
Diluted earnings per share from continuing operations	$1.62	$1.36	19%	$2.68	$2.28	18%

Net income margin	10.6%	13.1%		9.3%	10.3%

Adjusted Earnings
Adjusted EBITDA	$250	$244	2%	$452	$435	4%
Adjusted net income	$110	$108	2%	$185	$177	5%
Adjusted diluted earnings per share	$1.65	$1.52	9%	$2.75	$2.48	11%

Segment Results

Net Revenues
Vacation Ownership	$853	$807	6%	$1,609	$1,533	5%
Travel and Membership	166	177	(6)%	345	370	(7)%
Corporate and other	(1)	1		(3)	(3)
Total	$1,018	$985	3%	$1,951	$1,900	3%

Adjusted EBITDA
Vacation Ownership	$218	$206	6%	$378	$340	11%
Travel and Membership	55	62	(11)%	123	137	(10)%
Segment Adjusted EBITDA	273	268		501	477
Corporate and other	(23)	(24)		(49)	(42)
Total Adjusted EBITDA	$250	$244	2%	$452	$435	4%

Adjusted EBITDA margin	24.6%	24.8%		23.2%	22.9%
Note: Amounts may not calculate due to rounding. See "Presentation of Financial Information" and Table 7 for Non-GAAP definitions. For a full reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, refer to Table 5.

Table 4
(continued)
Travel + Leisure Co.
Summary Data Sheet
(in millions, unless otherwise indicated)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Vacation Ownership

Net VOI sales	$474	$441	7%	$858	$810	6%
Loan loss provision	128	113	13%	219	191	15%
Gross VOI sales, net of Fee-for-Service sales	602	554	9%	1,077	1,001	8%
Fee-for-Service sales	52	53	(2)%	89	95	(7)%
Gross VOI sales	$654	$607	8%	$1,166	$1,096	6%

Tours (in thousands)	197	192	3%	350	347	1%
VPG (in dollars)	$3,251	$3,051	7%	$3,234	$3,044	6%

Tour generated VOI sales	$641	$586	9%	$1,133	$1,055	7%
Telesales and other	13	21	(36)%	33	41	(21)%
Gross VOI sales	$654	$607	8%	$1,166	$1,096	6%

Net VOI sales	$474	$441	7%	$858	$810	6%
Property management revenue	217	210	3%	440	421	5%
Consumer financing	112	111	1%	224	221	1%
Other (a)	50	45	11%	87	81	7%
Total Vacation Ownership revenue	$853	$807	6%	$1,609	$1,533	5%

Travel and Membership

Avg. number of exchange members (in thousands)	3,329	3,450	(4)%	3,346	3,472	(4)%

Transactions (in thousands)	197	220	(11)%	437	495	(12)%
Revenue per transaction (in dollars)	$370	$366	1%	$361	$357	1%
Exchange transaction revenue	$73	$81	(10)%	$157	$177	(11)%

Transactions (in thousands)	191	179	7%	367	349	5%
Revenue per transaction (in dollars)	$229	$251	(9)%	$242	$254	(5)%
Travel Club transaction revenue	$44	$45	(2)%	$89	$89	—%

Transactions (in thousands)	388	399	(3)%	804	844	(5)%
Revenue per transaction (in dollars)	$300	$315	(5)%	$306	$315	(3)%
Travel and Membership transaction revenue	$117	$126	(7)%	$246	$266	(8)%

Transaction revenue	$117	$126	(7)%	$246	$266	(8)%
Subscription revenue	43	44	(2)%	86	90	(4)%
Other (b)	6	7	(14)%	13	14	(7)%
Total Travel and Membership revenue	$166	$177	(6)%	$345	$370	(7)%
Note:    Amounts may not compute due to rounding.
(a)    Includes Fee-for-Service commission revenues and other ancillary revenues.
(b)    Primarily related to cancellation fees, commissions, and other ancillary revenue.

Table 5

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Income to
Adjusted Net Income to Adjusted EBITDA
(in millions, except diluted per share amounts)

	Three Months Ended June 30,
	2025	EPS	Margin %	2024	EPS	Margin %
Net income attributable to TNL shareholders	$108	$1.62	10.6%	$129	$1.81	13.1%
Gain on disposal of discontinued business, net of income taxes	—			(32)
Net income from continuing operations	$108	$1.62	10.6%	$97	$1.36	9.8%
Amortization of acquired intangibles (a)	3			2
Asset impairments, net	1			—
Legacy items	(1)			12
Taxes (b)	(1)			(4)
Adjusted net income	$110	$1.65	10.8%	$108	$1.52	11.0%
Income taxes on adjusted net income	45			40
Interest expense	57			63
Depreciation	28			26
Stock-based compensation expense (c)	12			11
Interest income	(2)			(3)
Adjusted EBITDA	$250		24.6%	$244		24.8%

Diluted Shares Outstanding	66.5			71.0

	Six Months Ended June 30,
	2025	EPS	Margin %	2024	EPS	Margin %
Net income attributable to TNL shareholders	$181	$2.68	9.3%	$195	$2.73	10.3%
Gain on disposal of discontinued business, net of income taxes	—			(32)
Net income from continuing operations	$181	$2.68	9.3%	$163	$2.28	8.6%
Amortization of acquired intangibles (a)	5			5
Asset impairments, net	1			—
Legacy items	—			13
Acquisition-related deal costs	—			2
Taxes (b)	(2)			(6)
Adjusted net income	$185	$2.75	9.5%	$177	$2.48	9.3%
Income taxes on adjusted net income	74			68
Interest expense	115			127
Depreciation	56			51
Stock-based compensation expense (c)	26			20
Interest income	(4)			(8)
Adjusted EBITDA	$452		23.2%	$435		22.9%

Diluted Shares Outstanding	67.3			71.5

Amounts may not calculate due to rounding. The tables above reconcile certain non-GAAP financial measures to their closest GAAP measure. The presentation of these adjustments is intended to permit the comparison of particular adjustments as they appear in the income statement in order to assist investors' understanding of the overall impact of such adjustments. In addition to GAAP financial measures, the Company provides Adjusted net income, Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted diluted EPS to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which in our view do not necessarily reflect

Table 5
(continued)

ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. These supplemental disclosures are in addition to GAAP reported measures. Non-GAAP measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Our presentation of adjusted measures may not be comparable to similarly-titled measures used by other companies. See "Presentation of Financial Information" and Table 7 for the definitions of these non-GAAP measures.
(a)    Amortization of acquisition-related intangible assets is excluded from Adjusted net income and Adjusted EBITDA.
(b)    Represents the tax effects on the adjustments. We determine the tax effects of the non-GAAP adjustments based on the nature of the underlying adjustment and the relevant tax jurisdictions. The tax effect of the non-GAAP adjustments was calculated based on an evaluation of the statutory tax treatment and the applicable statutory tax rate in the relevant jurisdictions.
(c)    All stock-based compensation is excluded from Adjusted EBITDA.

Table 6

Travel + Leisure Co.
Non-GAAP Measure: Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow
(in millions)

	Six Months Ended June 30,
	2025	2024

Net cash provided by operating activities	$353	$221
Property and equipment additions	(58)	(38)
Sum of proceeds and principal payments of non-recourse vacation ownership debt	(172)	(71)
Free cash flow / Adjusted free cash flow (a)	$123	$112

(a)    The Company had $48 million and $81 million of net cash used in investing activities during the six months ended June 30, 2025 and 2024. The Company had $255 million and $261 million of net cash used in financing activities for the six months ended June 30, 2025 and 2024.

Table 7
Definitions
Adjusted Diluted Earnings per Share: A non-GAAP measure, defined by the Company as Adjusted net income divided by the diluted weighted average number of common shares. Adjusted Diluted Earnings per Share is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted EBITDA: A non-GAAP measure, defined by the Company as net income from continuing operations before depreciation and amortization, interest expense (excluding consumer financing interest), early extinguishment of debt, interest income (excluding consumer financing revenues) and income taxes, each of which is presented on the Condensed Consolidated Statements of Income. Adjusted EBITDA also excludes stock-based compensation costs, separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, asset impairments/recoveries, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels & Resorts, Inc. and Avis Budget Group, Inc. (ABG), and the sale of the vacation rentals businesses. Integration costs represent certain non-recurring costs directly incurred to integrate mergers and/or acquisitions into the existing business. We believe that when considered with GAAP measures, Adjusted EBITDA is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Adjusted EBITDA should not be considered in isolation or as a substitute for net income/(loss) or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies.
Adjusted EBITDA Margin: A non-GAAP measure, represents Adjusted EBITDA as a percentage of revenue. Adjusted EBITDA Margin is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Adjusted Free Cash Flow: A non-GAAP measure, defined by the Company as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt, while also adding back cash paid for transaction costs for acquisitions and divestitures, separation adjustments associated with the spin-off of Wyndham Hotels, and certain adjustments related to COVID-19. TNL believes adjusted FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using Adjusted free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that Adjusted free cash flow does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Adjusted Free Cash Flow Conversion: A non-GAAP measure, defined by the Company as Adjusted free cash flow as a percentage of Adjusted EBITDA. We use this non-GAAP performance measure to assist in evaluating our operating performance and the quality of our earnings as represented by adjusted EBITDA, and to evaluate the performance of our current and prospective operating and strategic initiatives in generating cash flows from our earnings performance. This measure also assists investors in evaluating our operating performance, management of our assets, and ability to generate cash flows from our earnings, as well as facilitating period-to-period comparisons.
Adjusted Net Income: A non-GAAP measure, defined by the Company as net income from continuing operations adjusted to exclude separation and restructuring costs, legacy items, transaction and integration costs associated with mergers, acquisitions, and divestitures, amortization of acquisition-related assets, debt modification costs, impairments, gains and losses on sale/disposition of business, and items that meet the conditions of unusual and/or infrequent and the tax effect of such adjustments. Legacy items include the resolution of and adjustments to certain contingent assets and liabilities related to acquisitions of continuing businesses and dispositions, including the separation of Wyndham Hotels and ABG, and the sale of the vacation rentals businesses. Adjusted Net Income is useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Average Number of Exchange Members: Represents the average number of paid members in our vacation exchange programs who are considered to be in good standing, during a given reporting period.
Free Cash Flow (FCF): A non-GAAP measure, defined by TNL as net cash provided by operating activities from continuing operations less property and equipment additions (capital expenditures) plus the sum of proceeds and principal payments of non-recourse vacation ownership debt. TNL believes FCF to be a useful operating performance measure to evaluate the ability of its operations to generate cash for uses other than capital expenditures and, after debt service and other obligations, its ability to grow its business through acquisitions and equity investments, as well as its ability to return cash to shareholders through dividends and share repurchases. A limitation of using FCF versus the GAAP measure of net cash provided by operating activities as a means for evaluating TNL is that FCF does not represent the total cash movement for the period as detailed in the consolidated statement of cash flows.
Gross Vacation Ownership Interest Sales: A non-GAAP measure, represents sales of vacation ownership interests (VOIs), including sales under the fee-for-service program before the effect of loan loss provisions. We believe that Gross VOI sales provide an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Leverage Ratio: The Company calculates leverage ratio as net debt divided by Adjusted EBITDA as defined in the credit agreement.
Net Debt: Net debt equals total debt outstanding, less non-recourse vacation ownership debt and cash and cash equivalents.
Tours: Represents the number of tours taken by guests in our efforts to sell VOIs.
Travel and Membership Revenue per Transaction: Represents transaction revenue divided by transactions, provided in two categories; Exchange, which is primarily RCI, and Travel Club.

Table 7
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Travel and Membership Transactions: Represents the number of exchanges and travel bookings recognized as revenue during the period, net of cancellations. This measure is provided in two categories; Exchange, which is primarily RCI, and Travel Club.
Volume Per Guest (VPG): Represents Gross VOI sales (excluding telesales and virtual sales) divided by the number of tours. The Company has excluded non-tour sales in the calculation of VPG because non-tour sales are generated by a different marketing channel. We believe that VPG provides an enhanced understanding of the performance of our Vacation Ownership business because it directly measures the efficiency of its tour selling efforts during a given reporting period.